Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
AS OF DECEMBER 31, 2025

FULL NAME OF SUBSIDIARY	PLACE OF INCORPORATION
ARK INSURANCE HOLDINGS LIMITED	BERMUDA
GROUP ARK INSURANCE HOLDINGS LIMITED	BERMUDA
GROUP ARK INSURANCE LIMITED	BERMUDA
HG GLOBAL LTD	BERMUDA
HG HOLDINGS LTD	BERMUDA
HG RE LTD	BERMUDA
HG SERVICES LTD	BERMUDA
PSC HOLDINGS LTD.	BERMUDA
WHITE MOUNTAINS HOLDINGS LTD	BERMUDA
WHITE MOUNTAINS INVESTMENTS (BERMUDA) LTD.	BERMUDA
WM HINSON (BERMUDA) LTD	BERMUDA
WM PAGET (BERMUDA) LTD	BERMUDA
AFSF V AIV PHOENIX AGGREGATOR LP	DELAWARE, USA
COPPER FUNDING, LLC	DELAWARE, USA
DISTINGUISHED, LLC	DELAWARE, USA
DISTINGUISHED CAPITAL, LLC	DELAWARE, USA
DISTINGUISHED GROUP, LLC	DELAWARE, USA
DISTINGUISHED PRIZE INDEMNITY, LLC	DELAWARE, USA
DISTINGUISHED PROGRAMS INS BROKERAGE, LLC	DELAWARE, USA
DISTINGUISHED PROGRAMS, LLC	DELAWARE, USA
DISTINGUISHED PROGRAMS RISK MANAGEMENT, LLC	DELAWARE, USA
DISTINGUISHED SPECIALTY INS. BROKERAGE, LLC	DELAWARE, USA
DISTINGUISHED SPECIALTY RISK MANAGEMENT, LLC	DELAWARE, USA
DP D&O MANAGEMENT , LLC	DELAWARE, USA
DP FINE ART AND COLLECTIBLES, LLC	DELAWARE, USA
DP INLAND MARINE MANAGEMENT, LLC	DELAWARE, USA
DP SURETY MANAGEMENT, LLC	DELAWARE, USA
DEPI HOLDINGS, LLC	DELAWARE, USA
IDP HOSPITALITY GROUP, LLC	DELAWARE, USA
IDP HOLDINGS, LLC	DELAWARE, USA
KUDU INVESTMENT HOLDINGS, LLC	DELAWARE, USA
KUDU INVESTMENT MANAGEMENT LLC	DELAWARE, USA
KUDU INVESTMENT US, LLC	DELAWARE, USA
PHOENIX INTERMEDIATE, LLC	DELAWARE, USA
PHOENIX MERGER PARENT, LLC	DELAWARE, USA
TK PARTNERS, LLC	DELAWARE, USA
WHITE MOUNTAINS ADVISORS LLC	DELAWARE, USA
WHITE MOUNTAINS CAPITAL, LLC	DELAWARE, USA
WHITE MOUNTAINS PARTNERS, LLC	DELAWARE, USA
WHITE MOUNTAINS SERVICES LLC	DELAWARE, USA
WM ADAMS HOLDINGS, INC	DELAWARE, USA
WM CLAY HOLDINGS, INC	DELAWARE, USA
WM JEFFERSON HOLDINGS, INC	DELAWARE, USA
WM LAFAYETTE HOLDINGS, LLC	DELAWARE, USA
WM LINCOLN HOLDINGS, LLC	DELAWARE, USA
WM MADISON HOLDINGS, INC	DELAWARE, USA
WM MONROE HOLDINGS, INC	DELAWARE, USA
WM MONROE BLOCKER GP, LLC	DELAWARE, USA
WM MONROE BLOCKER, L.P.	DELAWARE, USA
WM PHOENIX BLOCKER GP, LLC	DELAWARE, USA
WM PHOENIX BLOCKER, L.P.	DELAWARE, USA
WM PHOENIX PARENT, L.P.	DELAWARE, USA
WM PORTFOLIO HOLDINGS, LLC	DELAWARE, USA
WMP INVESTMENTS I, INC	DELAWARE, USA
WM TAYLOR HOLDINGS, INC	DELAWARE, USA
WM WEBSTER HOLDINGS, INC	DELAWARE, USA
TNUVA FINANCIT LTD	ISRAEL
WOBI INSURANCE AGENCY, LTD	ISRAEL
WHITE MOUNTAINS INVESTMENTS (LUXEMBOURG) S.A.R.L	LUXEMBOURG
ENTERPRISE ELECTRIC, LLC	TENNESSEE, USA
ACCIDENT & HEALTH UNDERWRITING LIMITED	UNITED KINGDOM
ACCIDENT & HEALTH CLAIMS LLP	UNITED KINGDOM
ARK CORPORATE MEMBER LIMITED	UNITED KINGDOM
ARK CORPORATE MEMBER NO. 2 LIMITED	UNITED KINGDOM
ARK CORPORATE MEMBER NO. 3 LIMITED	UNITED KINGDOM
ARK CORPORATE MEMBER NO. 4 LIMITED	UNITED KINGDOM
ARK SYNDICATE MANAGEMENT LIMITED	UNITED KINGDOM
KFO HOLDINGS LTD	UNITED KINGDOM
KWCP HOLDINGS UK LTD	UNITED KINGDOM
SYNDICATE ARK 4020	UNITED KINGDOM
SYNDICATE NOA 3902	UNITED KINGDOM
WM BIRKDALE LTD	UNITED KINGDOM
WM CAPITAL HOLDINGS LTD	UNITED KINGDOM
WM INTERNATIONAL HOLDINGS LTD	UNITED KINGDOM
WM REGENT, LTD	UNITED KINGDOM
RICHMOND RISK MANAGEMENT, INC	VIRGINIA, USA
Certain other subsidiaries of the Company have been omitted since, in the aggregate, they would not constitute a significant subsidiary.